Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED [_], 199[_]

                    CARD ACCOUNT TRUST, SERIES 199[_]-[_]

$[_] [%] [Floating Rate] [Adjustable Rate] [Variable Rate] Asset Backed Notes,
                                   [Class A]
$[_] [%] [Floating Rate] [Adjustable Rate] [Variable Rate] Asset Backed Notes,
                                   [Class B]
   $[_] [%] [Floating Rate] [Adjustable Rate] [Variable Rate] Asset Backed
                            Certificates, [Class C]

                ASSET BACKED SECURITIES CORPORATION, DEPOSITOR

          The Card Account Trust, Series 199[_]-[_] (the "Trust") will be formed pursuant to a trust agreement to be dated as of [_], 199[_] (the "Trust Agreement") and entered into by Asset Backed Securities Corporation (the "Depositor"), and [Owner Trustee name], as owner trustee (the "Owner Trustee"). The Trust will issue $[_] aggregate principal amount of [Class A] [%] [Floating Rate] [Adjustable Rate] [Variable Rate] Asset Backed Notes (the "[Class A] Notes") [and $[_] aggregate principal amount of [Class B] [%] [Floating Rate] [Adjustable Rate] [Variable Rate] Asset Back Notes (the "[Class B] Notes" and, together with the Class [A] Notes, the "Notes")]. The Notes will be issued pursuant to an indenture to be dated as of [_], 199[ ] (the "Indenture"), between the Trust and [Indenture Trustee name] as indenture trustee (the "Indenture

                                               (Continued on the following page)

                              ____________________


          THE SECURITIES REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, OWNER TRUSTEE, INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN. NEITHER THE SECURITIES NOR THE UNDERLYING ASSETS [OTHER THAN THE GOVERNMENT SECURITIES] [OTHER THAN THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES] ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

          PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-15 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 33 OF THE PROSPECTUS.

          PROSPECTIVE INVESTORS SHOULD CONSIDER LIMITATIONS DISCUSSED UNDER "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

========================================================================================================
                              Price to Public     Underwriting Discount    Proceeds to the Depositor (1)
--------------------------------------------------------------------------------------------------------
Per [Class A] Note
--------------------------------------------------------------------------------------------------------
[Per Class B Note]
--------------------------------------------------------------------------------------------------------
[Per Class C Certificate]
--------------------------------------------------------------------------------------------------------
Total
========================================================================================================

          (1) Before deduction of expenses payable by the Depositor, estimated to be $[_].

                              ____________________

          The Securities offered hereby will be purchased by Credit Suisse First Boston Corporation (the "Underwriter") from the Depositor and will, in each case, be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. [The aggregate proceeds to the Depositor from the sale of the Notes are expected to be $[_] and from the sale of the Certificates are expected to be $[_] before deducting expenses payable by the Depositor of $[_].


          The Securities are offered subject to prior sale and subject to the Underwriter's right to reject orders in whole or in part. It is expected that the Notes will be [available for delivery] [delivered in book-entry form] [at the offices of the Underwriter] [through the facilities of The Depository Trust Company] [(in the United States)] [and] [Cedel S.A. and the Euroclear System (in Europe)] on or about [_], 199[_] [at the offices of the Underwriter]. [The Securities will be offered in the United States of America and in Europe.]

                              --------------------

                        Underwriters of the Securities

                            [INSERT CSFB LOGO HERE]


            The date of this Prospectus Supplement is [_], 199[_].

(Continued from the previous page)

Trustee"). [The Trust will also issue $[_] aggregate principal amount of Class [C] [%] [Floating Rate] [Adjustable Rate] [Variable Rate] Asset Backed Certificates (the "[Class C] Certificates" or the "Certificates" and, together with the Notes, the "Securities").] Terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Prospectus dated [_], 199[_] attached hereto (the "Prospectus").


          The assets of the Trust will consist primarily of [(a)] certain asset backed certificates (collectively, the "Card Receivables Backed Securities," or "CRB Securities") each issued pursuant to a pooling and servicing agreement or master pooling and servicing agreement (collectively, the "[CRB] Agreements") [and (b) [describe Government Securities, if any] (the "Government Securities") each issued pursuant to [describe agreements] (collectively, the "Government Agreements")] 4 [and (c) [describe Private Label Custody Receipt Securities, if any] (the "Private Label Custody Receipt Securities") each issued pursuant to [describe agreements] (collectively, the "Private Label Custody Receipt Agreements")]. The CRB Agreements [and the Government Agreements] [and the Private Label Custody Receipt Agreements] are the "Agreements". Each of the CRB Securities evidences an interest in a trust created by one of the Agreements, the property of which includes a portfolio of [charge card] [credit card] [consumer] [corporate] [debit card] [revolving] receivables (collectively, the "Receivables") generated or to be generated from time to time in the ordinary course of business in a portfolio of [charge card] [credit card] [consumer] [corporate] [debit card] [revolving] accounts (collectively, the "Accounts"), all monies due in payment of the Receivables and certain related properties, as more fully described herein. The CRB Securities [and the Government Securities] [and the Private Label Custody Receipt Securities][will be transferred to the Trust by the Depositor] [will be purchased by the Trust with funds received from the Depositor in exchange for the Certificates] pursuant to the Trust Agreement. [In addition, the Trust will enter into the Ancillary Arrangements (as defined herein).] [The trust may also draw on funds on deposit in a Reserve Account, to the extent described herein, to meet shortfalls in amounts due to Certificateholders on any Distribution Date.]

          The per annum rate of interest on the [Class A] Notes for each [monthly] [quarterly] [semi-annually] Interest Accrual Period (as defined herein) will equal [%] [insert interest formula]. [The per annum rate of interest on the [Class B] Notes for each [monthly] [quarterly] [semi-annually] Interest Accrual Period will equal [ %] [insert interest formula].] Interest on the Notes will be payable on the [_] day of each [month] [quarter] [semi-annual period] or, if any such day is not a Business Day, on the next succeeding Business Day (the "Payment Date") commencing [_], 199[ ]. Principal of the [Class A] Notes will be payable on each Payment Date, commencing with the [_], 199[_] Payment Date (or earlier under certain circumstances) to the extent described herein pro rata to the holders of the [Class A] Notes. [Principal of the [Class B] Notes will be payable on each Payment Date, commencing with the [_], 199[_] Payment Date (or earlier under certain circumstances) to the extent described herein pro rata to the holders of the [Class B] Notes.

          [The Certificates will represent fractional undivided interests in the Trust. Interest at a rate equal to [%] [insert interest formula] will be distributed to the Certificateholders on each Payment Date. Principal, to the extent described herein, will be distributed to the Certificateholders on each Payment Date, commencing with the [_], 199[_] Payment Date. Distributions of principal and interest on the Certificates will be subordinated in priority to payments due on the Notes as described herein.]


          The description[s] of the CRB Securities [and Government Securities] [and Private Label Custody Receipt Securities] contained in this Prospectus Supplement is [are] qualified in its [their] entirety by reference to the actual terms and provisions of the Prospectuses and Prospectus Supplements related to each of the CRB Securities (collectively, the "[CRB Securities] Disclosure Documents") [and] [, the terms of the Prospectuses, Prospectus Supplements and other offering documents related to each of the Government Securities (collectively, the "Government Securities Disclosure Documents" [and the terms of the Prospectuses, Prospectus Supplements and other offering documents related to each of the Private Label Custody Receipt Securities (collectively, the "Private Label Custody Receipt Securities Disclosure Documents" and the Private Label Custody Receipt Securities Disclosure Documents,] together with the CRB Securities Disclosure Documents, [and the Government Securities Disclosure Documents] the "Underlying Disclosure Documents") and the Agreements. Copies of the Underlying Disclosure Documents and the Agreements are available from First Boston by calling at. Investors are urged to obtain copies of such documents and read this Prospectus Supplement in conjunction therewith.

                             ____________________

          THE SECURITIES OFFERED HEREBY CONSTITUTE PART OF A SEPARATE SERIES OF ASSET BACKED SECURITIES BEING OFFERED BY THE DEPOSITOR FROM TIME TO TIME PURSUANT TO ITS PROSPECTUS DATED [_], 199[_]. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE SECURITIES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL AS WELL AS ANY PROSPECTUS RELATING TO THE CRB SECURITIES. [NON-U.S. INVESTORS ARE ALSO URGED TO READ THE GLOBAL PROSPECTUS SUPPLEMENT.] SALES OF THE SECURITIES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS [AND, IF A NON-U.S. PURCHASER, THE GLOBAL PROSPECTUS SUPPLEMENT].

          THERE IS CURRENTLY NO SECONDARY MARKET FOR THE SECURITIES AND THERE CAN BE NO ASSURANCE THAT SUCH A MARKET WILL DEVELOP. THE UNDERWRITERS EXPECT, BUT ARE NOT OBLIGATED, TO MAKE A MARKET IN THE SECURITIES. THERE CAN BE NO ASSURANCE THAT ANY SUCH MARKET WILL DEVELOP OR IF IT DOES DEVELOP THAT IT WILL CONTINUE. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" HEREIN AND IN THE PROSPECTUS.

          UNTIL _____, _____, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A

PROSPECTUS SUPPLEMENT AND PROSPECTUS TO INVESTORS [AND MAY BE REQUIRED TO DELIVER A GLOBAL PROSPECTUS SUPPLEMENT TO NON-U.S. INVESTORS]. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

          [IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED SECURITIES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]


                             AVAILABLE INFORMATION

          The Depositor, as originator of the Trusts, has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Securities being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

          The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).

--------------------------------------------------------------------------------
                                    SUMMARY


               The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus and in the prospectus [and prospectus supplement] for each of the CRB Securities [and the [describe Government Securities 8 Disclosure Document, if any] for the Government Securities]. [and the [describe Private Label Custody Receipt Securities Disclosure Document, if any] for the Private Label Custody Receipt Securities]. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement or in the Prospectus.

     Securities Offered...............  (i) [%] [Floating Rate] [Adjustable
                                        Rate] [Variable Rate] Asset Backed
                                        Notes, [Class A] (the "[Class A]
                                        Notes");

                                        [(ii)  [  %] [Floating Rate]
                                        [Adjustable Rate] Variable Rate]
                                        Asset Backed Notes, [Class B] (the
                                        "[Class B] Notes" and, together with
                                        the [Class A] Notes, the "Notes");
                                        and]

                                        [(iii)  [  %] [Floating Rate]
                                        [Adjustable Rate] [Variable Rate]
                                        Asset Backed Certificates, [Class C]
                                        (the "[Class C] Certificates" or the
                                        "Certificates" and, together with the
                                        Notes, the "Securities").]

     Trust............................  Card Account Trust, Series 199[]-[_]
                                        (the "Trust" or the "Issuer").

     Depositor........................  Asset Backed Securities Corporation.


     Indenture........................  The Notes will be issued pursuant to an indenture dated as of [_], 199[_]
                                        (the "Indenture") between the Trust and
                                        [Indenture Trustee name], in its
                                        capacity as indenture trustee (the
                                        "Indenture Trustee"). The [Indenture]
                                        [Owner] Trustee will allocate
                                        distributions of principal and interest
                                        received in respect of the CRB
                                        Securities [and Government Securities]
                                        [and Private
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        Label Custody Receipt Securities] to
                                        holders of the Notes (the "Noteholders") in accordance with the terms of the Indenture.

     Trust Agreement..................  Pursuant to a trust agreement dated as of [__], 199[ ] (the "Trust
                                        Agreement"), among the Depositor and
                                        [ Owner Trustee name] in its capacity
                                        as owner trustee (the "Owner
                                        Trustee"), the Trust will issue the
                                        [Class C] Certificates in an initial
                                        aggregate amount of $[    ].  The
                                        [Class C] Certificates will represent
                                        fractional undivided interests in the
                                        Trust.

     CRB Securities...................  The CRB Securities are described herein and in Appendix A attached to
                                        this Prospectus Supplement.  The CRB
                                        Securities will consist of certain
                                        eligible asset backed securities, as
                                        more fully described herein, each
                                        issued pursuant to a pooling and
                                        servicing agreement, master pooling
                                        and servicing agreement or similar
                                        agreement (collectively, the
                                        "Agreements").


     [Government Securities...........  Describe Government Securities (the
                                        "Government Securities")].


     Private Label Custody Receipt      Describe Private Label Custody
     Securities.......................  Receipt Securities (the "Private
                                        Label Custody Receipt Securities
                                        ")].

     Risk Factors.....................  For a discussion of risk factors that should be considered in respect of an
                                        investment in the Securities, see
                                        "Risk Factors" herein and in the
                                        Prospectus.

     Description of Notes.............  [Each Class of] [The] Notes will be secured by a specified group of] the
                                        assets of the Trust pursuant to the
                                        Indenture.

          A.   Interest Rates

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               Payable on Notes.......  [Class A] [ %] [insert interest rate index, margin above index and cap, if
                                        any] (the "[Class A] Note Interest
                                        Rate").


                                        [[Class B] [ %] [insert interest rate
                                        index, margin above index and cap, if
                                        any] (the "[Class B] Note Interest
                                        Rate").]

           B.  Interest Payments......  Interest will accrue on the unpaid principal amount of the Notes at the
                                        [respective] per annum interest rate[s]
                                        specified herein. Interest will be
                                        payable to Noteholders on each Payment
                                        Date. Interest in respect of a Payment
                                        Date will accrue on the Notes from and
                                        including the preceding Payment Date (in the case of the first Payment Date, from and including [_], 199[_] (the "Closing Date")) to but excluding such current Payment Date (each, an "Interest Accrual Period"). Interest will be calculated on the basis of the [actual number of days in each Interest Accrual Period divided by 360] [a 360 day year of twelve 30 day months]. A failure to pay interest on [any Class of] the Notes on any Payment Date that continues for five days constitutes an Event of Default under the Indenture. [Except for payments made pursuant to the Ancillary Arrangements described below,] [interest on the [Class A] Notes will be payable only from interest received on the [Group A] CRB Securities [and [Group A] Government Securities] [and [Group A] Private Label Custody Receipt Securities] [and interest on the [Class B] Notes will be payable only from interest received on the [Group B] CRB Securities [and [Group B] Government Securities] [and [Group B] Private Label Custody Receipt
                                        Securities].]

                                        No principal will be payable to the
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          C.   Principal Payments.....  Noteholders until the [_], 199[_] D.
                                        Payment Date Payment Date with respect
                                        to the [Class A] Notes [and the [_],
                                        199[_] Payment Date with respect to the
                                        [Class B] Notes,] or, upon the
                                        occurrence of a CRB Securities
                                        Amortization Event, the first Payment
                                        Date thereafter, as described herein.
                                        Principal payable on the [Class A] Notes on a Payment Date will generally be equal to [_] [[%] (the "[Class A] Note Percentage") of the principal received on the [Group A] CRB Securities [and [Group A] Government Securities] [and [Group A] Private Label Custody Receipt Securities] only on such Payment Date, as calculated by the Indenture Trustee, and will be paid pro rata to the holders of the [Class B] Notes.] [Principal payable on the [Class B] Notes on a Payment Date will generally be equal to [_] [[%] (the "[Class B] Note
                                        Percentage") of the principal received
                                        on the [Group B] CRB Securities [and
                                        [Group B] Government Securities] [and
                                        [Group B] Private Label Custody Receipt
                                        Securities] only on such Payment Date,
                                        as calculated by the Indenture Trustee,
                                        and will be paid pro rata to the holders of the [Class B] Notes.]

          D.   Payment Date...........  The [_] day of each [month] [quarter]
                                        [semi-annual period] or, if such day is
                                        not a Business Day, the next succeeding
                                        Business Day, commencing with [_],
                                        199[_]. A "Business Day" is any day
                                        other than a Saturday or Sunday or
                                        another day on which banking
                                        institutions in New York, New York [or
                                        London, England] are authorized or
                                        obligated by law, regulations or
                                        executive order to be closed.

          E.  Record Date.............  Payments on the Notes will be made to the Noteholders in whose name the Notes
                                        were
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        registered at the close of business on
                                        the last day of the month prior to the
                                        [month] [quarter] [semi-annual period]
                                        in which such payment occurs.

          F.   Final Schedule
               Payment Date...........  To the extent not previously paid, the principal balance of the [Class A] Notes will be due on the [_], 199[_] Payment Date [and the principal balance of the [Class B] Notes will be due on the [_], 199[_] Payment Date.] Failure to pay the full principal balance of [each Class of] the Notes on or before the applicable final scheduled payment dates constitutes an Event of Default under the Indenture.

          G.   Final Legal
               Maturity...............  [_], [_].

          H.   Form and
               Registration...........  [The Notes will initially be
                                        delivered in book-entry form
                                        ("Book-Entry Notes"). Noteholders may
                                        elect to hold their interests through
                                        The Depository Trust Company ("DTC"),
                                        in the United States, or Centrale de
                                        Livraison de Valeurs Mobilieres S.A.
                                        ("CEDEL") or the Euroclear System
                                        ("Euroclear"), in Europe.  Transfers
                                        within DTC, CEDEL or Euroclear, as
                                        the case may be, will be in
                                        accordance with the usual rules and
                                        operating procedures of the relevant
                                        system.  So long as the Notes are
                                        Book-Entry Notes, such Notes will be
                                        evidenced by one or more securities
                                        registered in the name of Cede & Co.
                                        ("Cede"), as the nominee of DTC or
                                        one of the relevant depositaries
                                        (collectively, the "European
                                        Depositaries"). Cross-market
                                        transfers between persons holding
                                        directly or indirectly through DTC,
                                        on the one hand, and counterparties
                                        holding
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        directly or indirectly through CEDEL or
                                        Euroclear, on the other, will be I.
                                        Denominations effected in DTC through
                                        Citibank N.A. ("Citibank") or Morgan
                                        Guaranty Trust Company of New York
                                        ("Morgan"), the relevant depositaries of
                                        CEDEL and Euroclear, respectively, and
                                        each a participating member of DTC. The
                                        Notes will initially be registered in
                                        the name of Cede. The interests of such
                                        Noteholders will be represented by book
                                        entries on the records of DTC and
                                        participating members thereof. No
                                        Noteholder will be entitled to receive a definitive note representing such person's interest, except in the event that Notes in fully registered, certificated form ("Definitive Notes") are issued under the limited circumstances described in "CERTAIN INFORMATION REGARDING THE SECURITIES-- Definitive Securities" in the
                                        Prospectus. All references in this
                                        Prospectus Supplement to Notes reflect
                                        the rights of Noteholders only as such
                                        rights may be exercised through DTC and
                                        its participating organizations for so
                                        long as such Notes are held by DTC. See
                                        "RISK FACTORS--Book Entry Registration"
                                        and "CERTAIN INFORMATION REGARDING THE
                                        SECURITIES--Book Entry Registration" in
                                        the Prospectus and "Annex 1" thereto.]

                                        [The Notes will be Definitive Notes. See
                                        "CERTAIN INFORMATION REGARDING THE
                                        SECURITIES--Definitive Securities" in
                                        the Prospectus.]

          I.  Denominations..........   The Notes will be issued in minimum
                                        denominations of $[_] and integral
                                        multiples of $1,000 in excess thereof.

          J.  Title...................  DTC, Cedel and/or Euroclear, or their
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        respective nominees, will be deemed
                                        theregistered holders of Book-Entry
                                        Notes. Title to each Definitive Note
                                        will be held by the Noteholder (or its
                                        nominee) in whose same such Note has
                                        been registered.

     Description of Certificates......  Each certificate will represent an undivided interest in the Trust as
                                        herein described.


          A.   [Class C]
               Certificates...........  The [Class C] Certificates represent
                                        $[_] aggregate principal amount.
                                        Interest thereon will accrue at a rate
                                        per annum equal to [ %] [insert [Class
                                        C] interest formula] [the product of
                                        [insert [Group A] interest formula] and
                                        the ratio that the [sum of the]
                                        principal amount[s] of the [Group A] CRB
                                        Securities [and [Group A] Government
                                        Securities] [and [Group A] Private Label
                                        Custody Receipt Securities] bears to the
                                        aggregate principal amount of the CRB
                                        Securities [and Government Securities],
                                        [and Private Label Custody Receipt
                                        Securities], [such amount being subject
                                        to a maximum rate of [insert [Group A]
                                        interest cap, if any]]; plus the product
                                        of [insert [Group B] interest formula]
                                        and the ratio that the [sum of the]
                                        principal amount[s] of the [Group B] CRB
                                        Securities [and [Group B] Government
                                        Securities] [and [Group B] Private Label
                                        Custody Receipt Securities] bears to the
                                        aggregate principal amount of the CRB
                                        Securities [and Government Securities],
                                        [and Private Label Custody Receipt
                                        Securities], [such amount being subject
                                        to a maximum rate of [insert [Group B]
                                        interest cap, if any]], payable
                                        [monthly] [quarterly] [semi-annually] on
                                        each Payment Date[, provided that the
                                        rate of interest on the [Class C]
                                        Certificates shall not exceed [insert
                                        [Class C]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                        Certificate interest cap, if any] per
                                        annum] (the "[Class C] Certificate
                                        Interest Rate").

          B.   Interest Distributions
               on the [Class        C]
               Certificates...........  Interest will accrue on the unpaid principal amount of the [Class C]
                                        Certificates at the per annum rate
                                        specified herein. Except as otherwise
                                        provided herein, interest will be
                                        distributed to [Class C]
                                        Certificateholders on each Payment Date.
                                        Interest in respect of a Payment Date
                                        will accrue on the [Class C]
                                        Certificates during the preceding
                                        Interest Accrual Period and will be
                                        calculated [on the basis of the actual
                                        number of days in such Interest Accrual
                                        Period divided by 360] [on the basis of
                                        a 360 day year of twelve 30 day months].
          C.   Principal Distributions
               on the [Class        C]
               Certificates...........  No principal will be distributable to
                                        [Class C] Certificateholders until
                                        the [    ], 199[ ] Payment Date or,
                                        upon the occurrence of a CRB
                                        Securities Amortization Event, the
                                        first Payment Date thereafter, as
                                        described herein.


                                        Principal distributable on the [Class
                                        C] Certificates will generally equal
                                        [the sum of] [insert [Group A]
                                        Certificate Percentage]% (the "[Group
                                        A] Certificate Percentage") of the
                                        principal received on the [Group A]
                                        CRB Securities [and [Group A]
                                        Government Securities] [and [Group A]
                                        Private Label Custody Receipt
                                        Securities] and [insert [Group B]
                                        Certificate Percentage]% (the "[Group
                                        B] Certificate Percentage") of the
                                        principal received on the [Group B]
                                        CRB Securities [and [Group B]
                                        Government Securities][and [Group B]
                                        Private Label Custody Receipt
                                        Securities ] .
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          D.  Record Date.............  Distribution on the Certificates will be made to Certificateholders in whose name the close of business on the last day of the month prior to the [month] [quarter] [semi-annual period] in which such payment occurs (a "Record Date").


          E.  Subordination...........  Distributions of interest on the
                                        Certificates with respect to the [Group
                                        A] CRB Securities [and [Group A]
                                        Government Securities] [and [Group A]
                                        Private Label Custody Receipt Securities
                                        ] and the [Group B] CRB Securities will
                                        be subordinated in priority of payment
                                        to the payment of interest due on the
                                        [Class A] Notes [and [Class B] Notes,
                                        respectively]. Distributions of
                                        principal on the Certificates with
                                        respect to the [Group A] CRB Securities
                                        [and [Group A] Government
                                        Securities][and [Group A] Private Label
                                        Custody Receipt Securities ] and the
                                        [Group B] CRB Securities [and [Group B]
                                        Government Securities] [and [Group B]
                                        Private Label Custody Receipt
                                        Securities] will be subordinated in
                                        priority of payment to the payment of
                                        principal due on the [Class A] Notes
                                        [and [Class B] Notes, respectively].
                                        Consequently, Certificateholders will
                                        not receive distributions of interest
                                        with respect to the [Group A] CRB
                                        Securities [or [Group A] Government
                                        Securities] [or [Group A] Private Label
                                        Custody Receipt Securities] or the
                                        [Group B] CRB Securities [or [Group B]
                                        Government Securities][or [Group B]
                                        Private Label Custody Receipt
                                        Securities] until the full amount of
                                        interest due on the [respective Class
                                        of] Notes on such Payment Date is paid
                                        in full and will not receive any
                                        distributions of principal with respect
                                        to the [Group A] CRB Securities [or
                                        [Group A]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        Government Securities] [or [Group A]
                                        Private Label Custody Receipt
                                        Securities] or the [Group B] CRB
                                        Securities [or [Group A] Government
                                        Securities] [or [Group A] Private Label
                                        Custody Receipt Securities] until the
                                        full amount of principal due on the
                                        [respective Class of] Notes on such
                                        Payment Date is paid in full.

          F.  Form....................  [The Certificates will initially be delivered in book-entry form
                                        ("Book-Entry Certificates").
                                        Certificateholders may elect to hold
                                        their interests through The
                                        Depository Trust Company ("DTC"), in
                                        the United States, or Centrale de
                                        Livraison de Valeurs Mobilieres S.A.
                                        ("CEDEL") or the Euroclear System
                                        ("Euroclear"), in Europe.  Transfers
                                        within DTC, CEDEL or Euroclear, as
                                        the case may be, will be in
                                        accordance with the usual rules and
                                        operating procedures of the relevant
                                        system.  So long as the Certificates
                                        are Book-Entry Certificates, such
                                        Certificates will be evidenced by one
                                        or more securities registered in the
                                        name of Cede & Co. ("Cede"), as the
                                        nominee of DTC or one of the relevant
                                        depositaries (collectively, the
                                        "European Depositaries").
                                        Cross-market transfers between
                                        persons holding directly or
                                        indirectly through DTC, on the one
                                        hand, and counterparties holding
                                        directly or indirectly through CEDEL
                                        or Euroclear, on the other, will be
                                        effected in DTC through Citibank or
                                        Morgan, the relevant depositaries of
                                        CEDEL and Euroclear, respectively,
                                        and each a participating member of
                                        DTC.  The Certificates will initially
                                        be registered in the name of Cede.
                                        The interests of such
                                        Certificateholders will be
                                        represented by book entries on the
                                        records of DTC and participating
                                        members thereof.  No
                                        Certificateholder will be entitled to
                                        receive a
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        definitive certificate representing such person's interest, except in the event that Certificates in fully registered,
                                        G. Denominations certificated form
                                        ("Definitive Certificates") are issued
                                        under the limited circumstances
                                        described in "CERTAIN INFORMATION
                                        REGARDING THE SECURITIES -- Definitive
                                        Securities" in the Prospectus. All
                                        references in this Prospectus Supplement to Certificates reflect the rights of Certificateholders only as such rights may be exercised through DTC and its participating organizations for so long as such Certificates are held by DTC. See "RISK FACTORS --Book-Entry Registration" and "CERTAIN INFORMATION REGARDING THE SECURITIES -- Book-Entry Registration" in the Prospectus and "Annex 1" thereto.]

                                        [The Certificates will be Definitive
                                        Certificates. See "CERTAIN INFORMATION
                                        REGARDING THE SECURITIES--Definitive
                                        Securities" in the Prospectus.]


          G. Denominations............  The Certificates will be issued in minimum denominations of $[_] and
                                        integral multiples of $1,000 in excess
                                        thereof and will not be eligible to be
                                        resold or subdivided into units smaller
                                        than the minimum denomination for
                                        issuance, except that one Certificate
                                        will be issued in a denomination of $[_]
                                        and will be held by the Depositor. [In
                                        addition, non-United States persons will
                                        not be permitted to purchase
                                        Certificates. Such restrictions will be
                                        set forth in a legend contained in the
                                        registered form of Certificate. By
                                        accepting delivery of a Certificate, the
                                        holder will be deemed to have agreed to
                                        comply with such restrictions. Any
                                        attempt to transfer [Class C]
                                        Certificates in violation of the
                                        foregoing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        restrictions will be null and void and
                                        suchtransfer will not be recorded by the registrar.]

          H.  Title...................  Title to each Definitive Certificate will be held by the Certificateholder
                                        (or its nominee) in whose name such
                                        Certificate has been registered.

     [Ancillary Arrangements..........  On the Closing Date the Trust will enter into [the following][certain]
                                        ancillary arrangements (such
                                        agreements, the "Ancillary
                                        Arrangements"). [Insert description
                                        of Ancillary Arrangements.]


     [Calculation of LIBOR............  LIBOR applicable to the calculation of the [Class A] Note Interest Rate
                                        in respect of a Payment Date shall be
                                        equal to the weighted average of the
                                        LIBOR interest rates (weighted on the
                                        basis of the outstanding principal
                                        balances of the [Group A] CRB
                                        Securities [and the [Group A]
                                        Government Securities] [and the
                                        [Group A] Private Label Custody
                                        Receipt Securities] immediately prior
                                        to such date) applicable to the
                                        distributions of interest on the
                                        [Group A] CRB Securities [and the
                                        [Group A] Government Securities] [and
                                        the [Group A] Private Label Custody
                                        Receipt Securities] distributable on
                                        such date.]


                                        [LIBOR applicable to the calculation
                                        of the [Class B] Note Interest Rate
                                        in respect of a Payment Date shall be
                                        equal to the weighted average of the
                                        LIBOR interest rates (weighted on the
                                        basis of the outstanding principal
                                        balances of the [Group B] CRB
                                        Securities [and the [Group B]
                                        Government Securities] [and the
                                        [Group B] Private Label Custody
                                        Receipt Securities] immediately prior
                                        to such date) applicable to
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        the distributions of interest on the
                                        [Group B] CRB Securities [and the [Group
                                        B] Government Securities] [and the
                                        [Group B] Private Label Custody Receipt
                                        Securities] distributable on such
                                        date.]


                                        [LIBOR applicable to the calculation of
                                        the interest rate on the [Class C]
                                        Certificates in respect of a Payment
                                        Date shall be equal to the weighted
                                        average of the LIBOR interest rates
                                        (weighted on the basis of the
                                        outstanding principal balances of the
                                        CRB Securities [and the Government
                                        Securities][and the Private Label
                                        Custody Receipt Securities] immediately
                                        prior to such date) applicable to the
                                        distributions of interest on the CRB
                                        Securities [and the Government
                                        Securities] [and the Private Label
                                        Custody Receipt Securities]
                                        distributable on such date.]

                                        [The LIBOR applicable to the (i) CRB
                                        Securities is described under
                                        "Description of the CRB Securities--
                                        Interest Distributions" herein [and (ii)
                                        9 Government Securities is described
                                        under "Description of the Government
                                        Securities--Interest Distributions",
                                        herein10] [and (iii) Private Label
                                        Custody Receipt Securities is described
                                        under "Description of the Private Label
                                        Custody Receipt Securities--Interest
                                        Distributions", herein].

     Tax Considerations...............  In the opinion of Sidley & Austin
                                        ("Federal Tax Counsel"), the Trust will
                                        not be an association (or publicly
                                        traded partnership) taxable as a
                                        corporation for federal income tax
                                        purposes. The Trust will agree, and the
                                        Note Owners will agree by their purchase
                                        of Notes, to treat the Notes as debt for
                                        federal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        tax purposes. Federal Tax Counsel has
                                        advised the Trust that the Notes will
                                        beclassified as debt for federal income
                                        tax purposes. The Trust will also agree, and the related Certificate Owners will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners (including, to the extent relevant, the Depositor in its capacity as recipient of distributions from any Reserve Fund) and the Notes being debt of the partnership. See "CERTAIN FEDERAL INCOME TAX
                                        CONSEQUENCES" in the Prospectus for
                                        additional information concerning the
                                        application of federal income tax laws
                                        to the Trust.

     Legal Investment.................  Institutions whose investment activities are subject to legal
                                        investment laws and regulations or to
                                        review by certain regulatory
                                        authorities may be subject to
                                        restrictions on investment in the
                                        Securities.  See "LEGAL INVESTMENT
                                        CONSIDERATIONS" herein.

     ERISA............................  [State whether the Notes may be classified as indebtedness without
                                        substantial equity features for ERISA
                                        purposes.]

     Rating...........................  It is a condition to the issuance of each Class of Notes that they be
                                        rated [in the highest rating
                                        category] by a Rating Agency, as
                                        defined herein.  It is a condition to
                                        the issuance of the [Class C]
                                        Certificates that they be rated [in
                                        one of the [three] highest
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        rating categories] by a Rating Agency.
                                        There is no assurance that such rating
                                        will continue for any period of time or
                                        that it will not be revised or withdrawn
                                        entirely by such rating agency, if, in
                                        its judgment, circumstances so warrant.
                                        A revision or withdrawal of such rating
                                        may have an adverse effect on the market
                                        price of the Securities. A security
                                        rating is not a recommendation to buy,
                                        sell or hold securities.
--------------------------------------------------------------------------------

                                 RISK FACTORS

          In addition to the other information contained in this Prospectus Supplement and in the Prospectus, prospective investors should carefully consider the following risk factors before investing in any Class or Classes of Securities of any such Series.


          Limited Liquidity. There is currently no secondary market for the Securities. 11 Credit Suisse First Boston currently intends to make a market in the Securities but is under no obligation to do so. There can be no assurance that a secondary market will develop in the Securities or, if a secondary market does develop, that it will provide holders of the Securities with liquidity of investment or will continue for the life of the Securities.


          No Obligation of Depositor to Make Payments in respect of Securities. The Depositor is not obligated to make any payments in respect of the Securities, [or] the CRB Securities [or the Government Securities] [or the Private Label Custody Receipt Securities].


          Maturity Assumptions and Risk of Prepayment or Early Amortization. The rate of payment of principal of [each Class of] the Securities, the aggregate amount of each distribution on, and the yield to maturity of, [each Class of] the Securities will depend on the rate of payment of principal of the CRB Securities [and the Government Securities] [and the Private Label Custody Receipt Securities]. Each Series of CRB Securities is subject to early amortization upon the occurrence of any of the amortization events applicable to such CRB Securities as described herein and in the prospectus used in connection with the offering of such CRB Securities. [Describe basis risk and yield considerations relating to Government Securities. [[Describe basis risk 12 and yield considerations relating to Private Label Custody Receipt Securities.]

          The rate of payment of principal of the Securities may also be affected by the repurchase by any CRB Securities Issuer of the CRB Securities issued by it, pursuant to a repurchase option which is exercisable after the
aggregate principal balance of the CRB Securities is less than [   %] of their
original principal balance at the purchase price equal to a percentage of the principal balance of such CRB Securities, plus accrued and unpaid interest. In such event, the repurchase price paid by the CRB Securities Issuer would be passed through to the Certificateholders and Noteholders as a payment of principal.

          Limited Rating of the Certificates and Notes. It is a condition to the issuance and sale of [each Class of] the Notes that they each be rated [in the highest rating category] by Moody's Investors Service, Inc. ("Moody's") and by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P") (each of S&P and Moody's being hereinafter referred to as a "Rating Agency"). A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings address the likelihood of the receipt of distributions due on the Securities pursuant to their terms; however, a Rating Agency does not evaluate, and the ratings of the Securities do not address, the possibility that investors may receive a lower yield than anticipated. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.


          Risks Attendant to Investments in the Certificates. Distributions of interest on the Certificates [with respect to the [Group A] CRB Securities[, the [Group A] 13 Government Securities] [and] [the [Group A] Private Label Custody Receipt Securities][and] [the [Group B] CRB Securities] [and][the [Group B] Government Securities]] [and] [the [Group B] Private Label Custody Receipt Securities]] will be subordinated in priority of payment to the interest due on the [Class A] Notes [and [Class B] Notes, respectively]. Distributions of principal on the Certificates [with respect to the [Group A] CRB Securities 14 [,the [Group A] Government Securities] [and][the [Group A] Private Label Custody Receipt Securities] [and] [the [Group B] CRB Securities] [and][the [Group B] Government Securities] [and][the [Group B] Private Label Custody Receipt Securities]] will be subordinated in priority of payment to the payment of principal due on the [Class A] Notes [and [Class B] Notes, respectively]. Consequently, the Certificateholders will not receive any distributions of Interest with respect an Interest Accrual Period until the full amount of interest on the [respective Class of] Notes on such Payment Date has been paid in full and will not receive any distributions of principal with respect to the [Group A] CRB Securities [or] [the [Group A] Government Securities] [or] [the [Group A] Private Label Custody Receipt Securities] [or] [the [Group B] CRB Securities] [or][ the [Group B] Government Securities] [or] [the [Group B] 15 Private Label Custody Receipt Securities ] until the full amount of principal due on the [respective Class of] Notes on such Payment Date is paid in full.

          Risks Attendant to Investments in Interest-only or Principal-only Securities. [If the Securities are interest-only or principal-only securities, discuss risks attendant thereto.]


                                   THE TRUST

GENERAL


          The Issuer, Card Account Trust, Series 199[__]-[__], is [insert description of Trust]. After its formation, the Issuer will not engage in any activity other than [(i)] [acquiring, holding and managing the CRB Securities [and] [the Government Securities] [and the Private Label Custody Receipt Securities] and the other assets of the Trust and proceeds therefrom,] [(ii)] [issuing the Notes [and the Certificates],] [(iii)] [making payments on the Notes [and the Certificates]] [and] [(iv)] [engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith].


                           DESCRIPTION OF THE NOTES

GENERAL

          The Notes will be issued pursuant to the Indenture dated as of [_], 199[], between the Trust and [Indenture Trustee name], as Indenture Trustee. The Depositor will provide a copy of the Indenture to prospective investors without charge upon request.

          The following summaries describe the material terms of the Notes and the Indenture. The summaries do not purport to be complete descriptions of all of the terms of the Notes and the Indenture and therefore are subject to, and qualified in their entirety by reference to, all the provisions of the Notes and the Indenture. Wherever particular defined terms of the Indenture are referred to, such defined terms are thereby incorporated herein by reference. See "THE INDENTURE" herein for a summary of additional terms of the Indenture.

          The Notes will be issued [in fully registered form only] and each class of Notes will be secured by a specified group of assets of the Trust. The Notes will be freely transferable and exchangeable at the corporate trust office of the Indenture Trustee. [The Depositor will retain at least [__]% of the outstanding principal interest of [each Class of] the Notes at all times prior to the payment in full of the Notes.]

PAYMENTS ON NOTES

          Payments on the Notes, as described below, will be made by the Indenture Trustee on the Payment Date to persons in whose names the Notes are registered on the last day of the month preceding the [month] [quarter] [semi-annual period] in which such Payment Date occurs (the "Record Date"). Payments to each Noteholder will be made through the facilities of The Depository Trust Company ("DTC") (in the United States) or CEDEL or Euroclear (in Europe) to an account specified in writing by such holder as of the preceding Record Date or in such other manner as may be agreed to by the Indenture Trustee and such holder. The final payment in retirement of a Note will be made only upon surrender of the Note to the Indenture Trustee at the office thereof specified in the notice to Noteholders of such final payment. Notice will be mailed prior to the Payment Date on which the final payment of principal and interest on a
Note is expected to be made to the holder thereof.

PAYMENTS OF INTEREST

          Interest on the principal balances of [each Class of] the Notes will accrue at the respective per annum interest rates specified below and will be payable monthly on each Payment Date.

          Interest in respect of a Payment Date will accrue on the outstanding principal of the Notes from and including the preceding Payment Date (in the case of the first Payment Date, from and including [____], 199[_] (the "Closing Date") to but including such current Payment Date (each, an "Interest Accrual Period"). Interest will be calculated on the basis of [the actual number of days in each Interest Accrual Period divided by 360] [a 360 day year of twelve 30 day months].


          [Except for payments made pursuant to the Ancillary Arrangements described below, interest payments on the [Class A] Notes will be funded from the collections of interest on the [Group A] CRB Securities and [Group A] Government Securities on such date, and interest payments on the [Class B] Notes will be funded from the collections of interest on the [Group B] CRB Securities, [Group B] Government Securities and [Group B] Private Label Custody Receipt Securities on such date.] Interest on all of the CRB Securities is payable on the [__] day of each [month] [quarter] [semi-annual period] or, if such day is not a Business Day, the next succeeding Business

Day (each a "CRB Securities Distribution Date"). [Interest on the Government Securities is payable on [describe Government Securities interest payment schedule].] [Interest on the Private Label Custody Receipt Securities is payable on [describe Private Label Custody Receipt Securities interest payment schedule].] [If interest collections on the [Group A] CRB Securities, [Group A] Government Securities and [Group A] Private Label Custody Receipt Securities [or the [Group B] CRB Securities 18, [Group B] Government Securities and [Group B] Private Label Custody Receipt Securities ] [plus amounts received with respect to the respective Ancillary Arrangements] are not sufficient to pay the interest due on the [respective Class of] the Notes for any Payment Date and such default continues for five days, an Event of Default will occur in respect of all of the Notes.]


          [Calculation of LIBOR. LIBOR applicable to the calculation of the interest rates on the [Class A] Notes in respect of a Payment Date shall be calculated by the Indenture Trustee and shall be equal to the weighted average of the LIBOR interest rates (weighted on the basis of the outstanding principal balances of the [Group A] CRB Securities [and [Group A] Government Securities] [and [Group A] Private Label Custody Receipt Securities] immediately prior to such CRB Securities Distribution Date [or Government Securities Distribution Date, as applicable]19[or Private Label Custody Receipt Securities Distribution Date, as applicable] applicable to the distributions of interest on the [Group A] CRB Securities [and [Group A] Government Securities] [and [Group A] Private Label Custody Receipt Securities] distributable on such CRB Securities Distribution Date [or Government Securities Distribution Date, as applicable]. [or Private Label Custody Receipt Securities Distribution Date, as applicable] [LIBOR applicable to the calculation of the interest rates on the [Class B] Notes in respect of a Payment Date shall be calculated by the Indenture Trustee and shall be equal to the weighted average of the LIBOR interest rates (weighted on the basis of the outstanding principal balances of the [Group B] CRB Securities [and [Group B] Government Securities] [and [Group B] Private Label Custody Receipt Securities] immediately prior to such CRB Securities Distribution Date [or Government Securities Distribution Date, as applicable] [or Private Label Custody Receipt Securities Distribution Date, as applicable]) applicable to the distributions of interest on the [Group B] CRB Securities [and [Group B] Government Securities][and [Group B] Private Label Custody Receipt Securities ] distributable on such CRB Securities Distribution Date [or Government Securities Distribution Date, as applicable][or Private Label Custody Receipt Securities Distribution Date, as applicable]. The LIBOR applicable to the (i) CRB Securities is described under "DESCRIPTION OF THE CRB SECURITIES-- Interest Distributions" herein 20, (ii) the Government Securities is described under "DESCRIPTION OF THE GOVERNMENT SECURITIES--Interest Distributions", herein and (iii) "DESCRIPTION OF THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES--Interest Distributions", herein. The Indenture Trustee shall transmit the results of its calculations of LIBOR to any securities exchange to which application to list the Notes has been made prior to the Closing Date.]

          [Class A]. The [Class A] Notes will bear interest at an annual rate equal to [insert [Class A] interest rate formula, interest rate index and margin above index, if any] on the aggregate principal amount of the [Class A] Notes [, subject to a maximum rate of [insert interest rate cap, if any] [until the [_],
 199[_] Payment Date, and, subsequently, subject to no maximum rate]] (the "[Class A] Note Interest Rate").

          [[Class B]. The [Class B] Notes will bear interest at an annual rate equal to [insert [Class A] interest rate formula, interest rate index and margin above index, if any] on the aggregate principal amount of the [Class B] Notes [, subject to a maximum rate of [insert interest rate cap, if any] [until the [_], 199[_] Payment Date, and, subsequently, subject to no maximum rate]] (the "[Class B] Note Interest Rate").]

PAYMENTS OF PRINCIPAL

          Principal payments to the Noteholders are expected to commence on the [____], 199[_] Payment Date with respect to the [Class A] Notes [and the [____], 199[ ] Payment Date with respect to the [Class B] Notes]. If, however, a CRB Securities Amortization Event (as defined herein) shall occur, principal payments on the Notes will commence on the first Payment Date after such CRB Securities Amortization Event.


          [On each Payment Date in respect of which principal is distributed on the [Group A] CRB Securities 22, [Group A] Government Securities] and [Group A] Private Label Custody Receipt Securities], principal payments will be made on the [Class A] Notes in an amount generally equal to [insert [Class A] Note Percentage] (the "[Class A] Note Percentage") of the principal distributed on the [Group A] CRB Securities [and [Group A] Government Securities] [and [Group A] Private Label Custody Receipt Securities] only.] Such principal will be applied pro rata in accordance with the outstanding principal balances of the [Class A] Notes. The principal balance of the [Class A] Notes, to the extent not previously paid, will be due on the [____], 199[_] Payment Date (the "[Class A] Final Schedule Payment Date").


          [On each Payment Date in respect of which principal is distributed on the [Group B] CRB Securities, [Group B] Government Securities 23, and [Group B] Private Label Custody Receipt Securities , principal payments will be made on the [Class B] Notes in an amount generally equal to [insert [Class B] Note Percentage] (the "[Class B] Note Percentage") of such principal distributed on the [Group B] CRB Securities 24, [Group B] Government Securities and [Group B] Private Label Custody Receipt Securities only. Such principal will be applied pro rata in accordance with the outstanding principal balances of the [Class B] Notes. The principal balance on the [Class B] Notes, to the extent not previously paid, will be due on the [____], 199[_] Payment Date (the "[Class B] Final Schedule Payment Date").]


          Principal on the [Class A] Notes will be payable solely from principal on the [Group A] CRB Securities 25, [Group A] Government Securities and [Group A] Private Label Custody Receipt Securities [and principal on the [Class B] Notes will be payable solely from principal on the [Group B] CRB Securities 26, [Group B] Government Securities] and [Group B] Private Label Custody Receipt Securities].

[ANCILLARY ARRANGEMENTS]

          [On the Closing Date the Trust will enter into ancillary arrangements (such arrangements, the "Ancillary Arrangements").] [Insert description of the Ancillary Arrangements.]

[DISTRIBUTIONS ON THE CRB SECURITIES 27, GOVERNMENT SECURITIES AND PRIVATE LABEL CUSTODY RECEIPT SECURITIES; COLLECTION ACCOUNT


          All distributions on the CRB Securities 28, Government Securities and Private Label Custody Receipt Securities will be remitted directly to an account (the "Collection Account") to be established with the Indenture Trustee under the Indenture on the Closing Date. The Indenture Trustee will hold such moneys uninvested and without liability for interest thereon for the benefit of holders of the Securities. The CRB Securities Distribution Date in each month is the Payment Date for such month. [Describe Government Securities Distribution Date.][Describe Private Label Custody Receipt Securities Distribution
Date.]


[ASSIGNMENT OF CRB SECURITIES 29, GOVERNMENT SECURITIES AND PRIVATE LABEL CUSTODY RECEIPT SECURITIES]

          [The Depositor will acquire the CRB Securities for deposit into the Trust from [insert Seller name]. At the time of issuance of the Securities, the Depositor will cause the beneficial interest in such CRB Securities, which will be held in book-entry form through the facilities of DTC, to be delivered to the [Indenture] [Owner] Trustee's participant account at DTC.]

          [The Depositor will acquire the Government Securities for deposit into the Trust [describe method of acquisition of Government Securities].]


          [The Depositor will acquire the Private Label Custody Receipt Securities for deposit into the Trust [describe method of acquisition of Private Label Custody Receipt Securities].]

TERMINATION

          All obligations of the Depositor and the Indenture Trustee created by the Indenture will terminate upon the payment to Noteholders of all amounts required to be paid to them pursuant to the Indenture. In addition, the occurrence of certain CRB Securities Amortization Events (as defined herein) may lead to an early termination of the obligations of the Depositor and the Indenture Trustee created by the Indenture.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

          The Certificates will be issued pursuant to the Trust Agreement dated as of [____], 199[_], between the Depositor and [insert Owner Trustee name] as Owner Trustee. The Depositor will provide a copy of the Trust Agreement to prospective investors without charge upon request.

          The following summaries describe the material terms of the Certificates and the Trust Agreement. The summaries do not purport to be complete descriptions of all of the terms of the Certificates and the Trust Agreement and therefore are subject to, and qualified in their entirety by reference to, all the provisions of the Certificates and the Trust Agreement. Wherever particular defined terms of the Certificates and the Trust Agreement are referred to, such defined terms are thereby incorporated herein by reference. See "THE TRUST AGREEMENT" herein for a summary of additional terms of the Trust Agreement.

          The Certificates will be issued [in fully registered, certificated form only] and will represent undivided interests in the Trust. Subject to the limitations described in this paragraph, the Certificates will be freely transferable and exchangeable at the corporate trust office of the Owner Trustee. The Certificates will be issued in minimum denominations of $[____] and will not be eligible to be resold or subdivided in units smaller than the minimum denomination for issuance [, except for one Certificate issued in a denomination of $[____] which will be held by the Depositor]. In addition, non-United States persons will not be permitted to purchase Certificates. Such restrictions will be set forth in a legend contained in the registered form of Certificate. By accepting delivery of a Certificate the holder will be deemed to have agreed to comply with such restrictions. Any attempt to transfer Certificates in violation of the foregoing restrictions will be null and void and such transfer will not be recorded by the registrar. The Depositor will retain at least [__]% of the outstanding principal amount of the Certificates at all times prior to the termination of the Trust Agreement.

[DISTRIBUTIONS ON CERTIFICATES]

          [Pursuant to an administration agreement entered into between the Trust, Indenture Trustee, [insert Administrator name], as administrator (the "Administrator") and the Owner Trustee (the "Administration Agreement"), distributions on the Certificates, as described below, will be made on behalf of the Owner Trustee by the Administrator on the Payment Date to persons in whose names the Certificates are registered on the Record Date. Distributions to each Certificateholder will be made by the Administrator to an account specified in writing by such holder as of the preceding Record Date or in such other manner as may be agreed to by the Owner Trustee and such holder. The final distribution in retirement of a Certificate will be made only upon surrender of the Certificate to the Owner Trustee at the office thereof specified in the notice to Certificateholders of such final distribution. Notice will be mailed prior to the Payment Date on which the final distribution of principal and interest on a Certificate is expected to be made to the holder thereof.]

DISTRIBUTIONS OF INTEREST

          Interest on the principal balance of the [Class C] Certificates will accrue at the per annum interest rate specified below and will be distributable [monthly] [quarterly] [semi-annually] on each Payment Date. Interest in respect of a Payment Date will accrue on the outstanding principal of the Certificates from and including the preceding Payment Date (in the case of the first Payment Date, from and including the Closing Date) to but excluding such current Payment Date (each, an "Interest Accrual Period"). Interest will be calculated on the basis of [the actual number of days in each Interest Accrual Period divided by 360] [a 360 day year of twelve 30 day months].

          [Calculation of LIBOR: LIBOR applicable to the calculation of the interest rates on the [Class C] Certificates in respect of a Payment Date shall be calculated by the Indenture Trustee and shall be equal to the weighted average of the LIBOR interest rates (weighted on the basis of the outstanding principal balances of the CRB Securities immediately prior to such CRB Securities Distribution Date) applicable to distributions of interest on the CRB Securities distributable on such CRB Securities Distribution Date. The LIBOR applicable to the CRB Securities is described under "DESCRIPTION OF THE CRB SECURITIES--Interest Distributions" herein. The Indenture Trustee shall transmit the results of its calculations of LIBOR to any securities exchange to which application to list the Certificates has been made prior to the Closing Date.]


          [Class C]. The [Class C] Certificates will bear interest on the aggregate principal amount of such Certificates at an annual rate equal to [insert [Class C] interest rate] [(x) [insert [Class C] index] [plus (i) [insert [Group A] interest rate formula] multiplied by the ratio that the principal amount of the [Group A] CRB Securities [and the [Group A] Government Securities] [and the [Group A] Private Label Custody Receipt Securities] bears to the aggregate principal amount of the CRB Securities [and the [Group A] Government Securities] [and the [Group A] Private Label Custody Receipt Securities ]
[,such amount being subject to a maximum rate of [insert interest rate cap, if any]]; [plus (ii) [insert [Group B] interest rate formula] multiplied by the ratio that the principal amount of the [Group B] CRB Securities [and the [Group B] Government Securities] [and the [Group B] Private Label Custody Receipt Securities] bears to the aggregate principal amount of the CRB Securities [, such amount being subject to a maximum rate of [insert interest rate cap, if any]]].

DISTRIBUTIONS OF PRINCIPAL

          Principal distributions to Certificateholders are expected to commence on the [____], 199[_] Payment Date. If, however, a CRB Securities Amortization Event (as defined herein) shall occur, principal distributions on the Certificates will commence on the first Payment Date after such CRB Securities Amortization Event.


          On each Payment Date in respect of which principal is distributed on the CRB Securities, [and the Government Securities] [and the Private Label Custody Receipt Securities] principal distributions will, subject to the prior rights of the holders of the Notes described under "Subordination" below, be made on the [Class C] Certificates in an amount generally equal to, [insert amount] [[insert [Group A] Certificate percentage]% (the "[Group A] Certificate Percentage) of the principal amount on the [Group A] CRB Securities [and the [Group A] Government Securities] [and the [Group A] Private Label Custody Receipt Securities] and [insert [Group B] Certificate Percentage]% (the "[Group B] Certificate Percentage") of the principal distributed on the [Group B] CRB Securities [and the [Group B] Government Securities].] [and the [Group B] Private Label Custody Receipt Securities ].] Such principal will be applied pro rata in accordance with the outstanding principal balances of the [Class C] Certificates. [The principal balance of the [Class C] Certificates at any time will be equal to the outstanding principal balance of the CRB Securities [and Government Securities] [and Private Label Custody Receipt Securities ] at such time multiplied by the [Class C] Certificate Percentage at such time.] As more fully described herein, the outstanding principal balances of the CRB Securities will be reduced as a result of principal payments on the Receivables that are distributed in respect of the CRB Securities.

SUBORDINATION


          Distributions of interest on the [Class C] Certificates with respect to the [Group A] CRB Securities [and the [Group A] Government Securities] [and the [Group A] Private Label Custody Receipt Securities ][and the [Group B] CRB Securities [and the [Group B] Government Securities]][and the [Group B] Private Label Custody Receipt Securities]] will be subordinated in priority of payment to the payment of interest due on the [Class A] Notes [and [Class B] Notes, respectively]]. Distributions of principal on the Certificates with respect to the] [Group A] CRB Securities [and the [Group A] Government Securities] [and the [Group A] Private Label Custody Receipt Securities ][and the [Group B] CRB Securities [and the [Group B] Government Securities]] [and the [Group B] Private Label Custody Receipt Securities ]] will be subordinated in priority of payment of principal due on the [Class A] Notes [and [Class B] Notes, respectively]. Consequently, the Certificateholders will not receive any distributions of interest with respect to the [Group A] CRB Securities [and the [Group A] Government Securities] [and the [Group A] Private Label Custody Receipt Securities ] or the [Group B] CRB Securities [or the [Group B] Government Securities] [or the [Group B] Private Label Custody Receipt Securities ] with respect to a Payment Date until the full amount of interest due on the respective Class of Notes on such Payment Date is paid in full and will not receive any distributions of principal with respect to the [Group A] CRB Securities [or the [Group A] Government Securities] [or the [Group A] Private Label Custody Receipt Securities [or the [Group B] CRB Securities [or the [Group B] Government Securities]] [or the [Group B] Private Label Custody Receipt Securities]] until the full amount of principal due on the [respective Class of] Notes on such Payment Date is paid in full.

TERMINATION

          All obligations of the Depositor and the Owner Trustee created by the Trust Agreement will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement. In addition, the occurrence of certain CRB Securities Amortization Events (as defined herein) will lead to an early termination of the obligations of the Depositor and the Owner Trustee created by the Trust Agreement.

                       DESCRIPTION OF THE CRB SECURITIES


          The table below sets forth certain of the characteristics of the CRB Securities. The table does not purport to be complete and is subject to, and qualified in its entirety by reference to, the prospectuses and prospectus supplements pursuant to which the CRB Securities were offered and sold. The CRB Securities are not listed on any securities exchange.

                       DESCRIPTION OF THE CRB SECURITIES

     Issuer...................................................................

     Servicer.................................................................

     Trustee..................................................................

     Designation..............................................................

     Principal Amount to be Sold to Trust.....................................

     Approximate Percentage of total CRB Securities to be Sold to Trust.......

     Initial Certificate Amount...............................................

     Series Termination Date..................................................

     Certificate Rate.........................................................

     CRB Security Distribution Date...........................................

     Commencement of Controlled Amortization Period...........................

     Minimum [Seller's] [Transferor's] [Depositor's] Percentage...............

     Cash Collateral Guaranty Amount..........................................

     Percentage of Subordinated Class B Certificates..........................

     Optional Repurchase Percentage...........................................

     Ratings (Moody's/S&P)....................................................

GENERAL

          This Prospectus Supplement sets forth certain relevant terms with respect to the CRB Securities, but does not provide detailed information with respect to the CRB Securities. Appendix A to this Prospectus Supplement contains excerpts from each prospectus pursuant to which the CRB Securities were offered and sold. This Prospectus Supplement relates only to the Securities offered hereby and does not relate directly to the CRB Securities.

          Although neither the Depositor nor the Underwriter has any reason to believe the information provided by the originator of a CRB Securities or the prospectus relating to the CRB Securities is not reliable, neither the Depositor nor the Underwriter has verified either its accuracy or its completeness. Neither the Depositor nor the Underwriter warrants that events have not occurred which would affect either the accuracy or completeness of the information contained therein.

CRB SECURITIES CONSIDERATIONS; RECENT DEVELOPMENTS

          Each of the CRB Securities represents an obligation of the related CRB Issuer only. Prospective investors in the Securities should consider carefully the risk factors [insert applicable references] in each CRB Securities Offering Document and should avail themselves of the same information concerning each CRB Seller, CRB Servicer and CRB Issuer as they would if they were purchasing the CRB Securities or similar investments backed by Receivables. Each CRB Issuer [or [_], as originator of a CRB Issuer,] is subject to the informational requirements of the Exchange Act. Accordingly, each CRB Issuer or [_] files annual and periodic reports and other information, including monthly Servicer Reports (collectively, "CRB Issuer Exchange Act Reports") with the Commission. Copies of such CRB Issuer Exchange Act Reports, each CRB Securities Offering Document, Servicer Reports and other information (collectively, the "CRB Securities Disclosure") may be inspected and copied at certain offices of the Commission at the addresses listed under "Available Information" in the Prospectus. If any CRB Issuer or [_] ceases to be subject to the informational requirements of the Exchange Act, the Depositor will not be relieved from the informational requirements of the Exchange Act.

          Neither the Depositor nor the Underwriter participated in the [offering of the CRB Securities or in the] preparation of the publicly available information referred to above or of any CRB Securities Offering Document, nor has the Depositor or the Underwriter made any due diligence inquiry with respect to the information provided therein. Although neither the Depositor nor the Underwriter is aware of any material misstatements or omissions in any CRB Securities Offering Document speaking as of its date, the information provided therein or in the other publicly available documents referred to above cannot be verified by the Depositor or the Underwriter as to accuracy or completeness. Information set forth in each CRB Securities Offering Document speaks only as of the date of such CRB Securities Offering Document; there can be no assurance that all events occurring prior to the date thereof that would affect the accuracy or completeness of any statements included in such CRB Securities Offering Document or in the other publicly available documents filed by or on behalf of the CRB Issuer have been publicly disclosed.

          [Describe any other recent material developments that may exist based on publicly available information.]

          AN INVESTMENT IN THE SECURITIES IS DIFFERENT FROM, AND SHOULD NOT BE CONSIDERED A SUBSTITUTE FOR, AN INVESTMENT IN THE CRB SECURITIES.


          Set forth below is certain information excerpted and summarized from each prospectus relating to the CRB Securities.

          The CRB Securities have been issued pursuant to Agreements entered into between various sellers and various trustees. See "Appendix A" for further description of the various CRB Securities Issuers. The following summary describes certain general terms of such Agreements, but investors should refer to the Agreements themselves for all the terms governing the CRB Securities.

          Each of the CRB Securities represents an undivided interest in one of the CRB Securities Issuers, including the right to a percentage of cardholder payments on the Receivables underlying such issue of CRB Securities. The assets of each CRB Securities Issuer include a pool of Receivables arising under Accounts, funds collected or to be collected from cardholders in respect of the Receivables and services in the Accounts, monies on deposit in certain accounts of the CRB Securities Issuers, the right to draw upon various enhancements and may also include the right to receive certain interchange fees attributed to cardholder charges for merchandise. Each of the CRB Securities represents the right to receive payments of interest for the related interest period at the applicable CRB Securities Certificate Rate (as defined herein) for such interest period from collections of Receivables and, in certain circumstances, from draws on applicable enhancement, and payments of principal during the CRB Securities Amortization Period (as defined herein) funded from collections of Receivables.

          Each original seller, transferor or depositor of CRB Securities (each, a "Seller") holds the interest in the Receivables of an CRB Securities Issuer not represented by the CRB Securities and any other series of securities issued by the CRB Securities Issuer [or a transferee of such Seller holds such interest]. Such Seller [or transferee of such Seller] holds an undivided interest in the CRB Securities Issuer (the "Seller's Interest"), including the right to a percentage (the "Seller's Percentage") of all cardholder payments on the Receivables.

THE [GROUP A] CRB SECURITIES

          The [Group A] CRB Securities [the "[Group A] CRB Securities") will consist of the CRB Securities issued by the following CRB Securities Issuers:
[insert description of [Group A] card issuers].

THE [GROUP B] CRB SECURITIES

          The [Group B] CRB Securities (the "[Group B] CRB Securities") will consist of the CRB Securities issued by the following CRB Securities Issuers:
[insert description of [Group B] card issuers].

INTEREST DISTRIBUTIONS

          Interest accrues on the CRB Securities at the certificate rate for each class and series of CRB Securities (a "CRB Securities Certificate Rate"), from the date of the initial issuance of the CRB Securities. Interest at the applicable rate will be distributed to the holders of the CRB Securities [monthly] [quarterly] [semi-annually] on each CRB Securities Distribution Date.

          Interest on the CRB Securities is calculated [on the basis of the actual number of days in the related interest period and a 360-day year] [on the basis of a 360 day year of twelve 30 day months].

          [The CRB Securities bear interest at a rate per annum of [insert descriptions of CRB Securities interest rates]. [LIBOR is determined according to [the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumption and Provisions for SWAPS, 1986 edition) ("Reuters LIBOR")] [the Telerate Page 3750 of the Dow Jones Telerate Service (or such other page as may replace Telerate Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks) ("Telerate LIBOR")].

PRINCIPAL DISTRIBUTION

          Generally, principal distributions due to the holders of the CRB Securities are scheduled [to commence] [to occur] on the [first CRB Securities Distribution Date with respect to a controlled amortization period for a series of CRB Securities (a "CRB Securities Controlled Amortization Period")] [[_] CRB Securities Distribution Date (the "CRB Securities Expected Final Payment Date"),], but may be distributed earlier or later than such date. However, if a Rapid Amortization Event, Early Amortization Event, Pay Out Event, Liquidation Event, Economic Pay Out Event or similar event (as such terms are defined in the Agreements) (each such event, a "CRB Securities Amortization Event") occurs, [monthly] [quarterly] [semi-annual] distributions of principal to the holders of the CRB Securities will begin on the first CRB Securities Distribution Date following the occurrence of such CRB Securities Amortization Event. See "CRB Securities Amortization Events" below.

          If an CRB Securities Amortization Event does not occur, principal will be distributed to the holders of the CRB Securities on [the first CRB Securities Distribution Date during the applicable CRB Securities Controlled Amortization Period [CRB Securities Expected Final Payment Date]. If, however, the amount of principal distributed on the [scheduled final CRB Securities Distribution Date] [CRB Securities Expected Final Payment Date] is not sufficient to pay the holders of the CRB Securities in full, then monthly distributions of principal to the holders of CRB Securities will occur on each CRB Securities Distribution Date after the [scheduled final CRB Securities Distribution Date] [CRB Securities Expected Final Payment Date].

INVESTOR PERCENTAGE AND SELLER'S PERCENTAGE

          Pursuant to the Agreements, all amounts collected on Receivables will be allocated between the investor interest of the holders of the CRB Securities, the investor interest of any other Series, and the Seller's Interest by reference to the investor percentage of the holders of the CRB Securities, the investor percentage of any other Series, and the Seller's Percentage.

          The Seller's Percentage in all cases means the excess of 100% over the aggregate investor percentages of all Series then outstanding.

ALLOCATION OF COLLECTIONS

          The CRB Securities Servicer will deposit any payments collected by the CRB Securities Servicer with respect to the Receivables and will generally allocate such amounts as follows:

          (a) an amount equal to the applicable Seller's Percentage of the aggregate amount of deposits in respect of Principal Receivables and Finance Charge Receivables, respectively, will be paid to the holder of the Seller's Interest,

          (b) an amount equal to the applicable investor percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be deposited into an account for the benefit of the holders of the CRB Securities,

          (c) during the revolving period, an amount generally equal to the applicable investor percentage of the aggregate amount of such collections in respect of Principal Receivables will be paid to the holder of the Seller's Certificate; provided, however, that such amount may not exceed the amount equal to the Seller's Interest,

          [(d) during the CRB Securities Controlled Amortization Period or after the occurrence of an CRB Securities Amortization Event, collections of Principal Receivables will be allocated to the holders of CRB Securities based on the investor percentage,

          [(e) during the CRB Securities Accumulation Period, collections of
               Principal Receivables will be deposited for the benefit of the holders of CRB Securities based on the investor percentage in a principal Funding Account].

The term "Seller's Interest" also encompasses the terms Seller's
Certificate, Transferor's Certificate, Exchangeable Seller's Certificate and Exchangeable Transferor's Certificate. "Principal Receivables" generally consist of amounts charged by cardholders for merchandise and services, amounts advanced as cash advances and the interest portion of any participation interests. "Finance Charge Receivables" generally consist of monthly periodic charges, annual fees, cash advance fees, late charges, over-limit fees and all other fees billed to cardholders, including administrative fees.

CRB SECURITIES AMORTIZATION EVENTS

          The following is a summary of the typical CRB Securities Amortization Events for each series of CRB Securities. Certain additional CRB Securities Amortization Events unique to particular series of CRB Securities are described following this summary:

          (a) failure to make payments to holders of CRB Securities within the time periods given in the Agreements,

          (b) material breaches of certain representations, warranties or covenants or failure to observe or perform in a material respect any covenant or agreement under an Agreement,

          (c) occurrence of a material default by a servicer of the Receivables underlying a series of CRB Securities (a "CRB Securities Servicer"),

          (d) failure to maintain the Seller's Interest in an amount at least equal to minimum Seller's Percentage of Principal Receivables in the CRB Securities Issuer as of such date,

          (e) failure to maintain a certain minimum level of Receivables or Accounts, or if the Seller is unable to transfer Receivables or Accounts to a CRB Securities Issuer,

          (f) certain events of bankruptcy or insolvency relating to the Seller,

          (g) a CRB Securities Issuer becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended,

          (h) any reduction of the portfolio yield or excess spread (averaged out over any three consecutive months) to a rate below a certain rate provided in the Agreement for such period,

          (i) [the available amount of the Cash Collateral Guaranty is less than [%] of the amount of the investor interest for the underlying series of CRB Securities].

[Insert additional Amortization Events for particular CRB Securities.]


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          Generally, the CRB Securities Servicer's compensation for its servicing activities and reimbursement for its expenses for any monthly period will be a servicing fee (a "CRB Securities Servicing Fee") payable monthly. The CRB Securities Servicing Fee will be allocated among the Seller's Interest and the investor interests of all Series issued by the CRB Securities Issuer.

          Generally, the CRB Securities Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the CRB Securities Trustee and independent accountants and other fees which are not expressly stated in the related Agreement to be payable by the CRB Securities Issuer or the holders of CRB Securities.


                  [DESCRIPTION OF THE GOVERNMENT SECURITIES]


          [The table below sets forth certain characteristics of the Government Securities. The table does not purport to be complete and is subject to, and qualified in its entirety by reference to [describe Government Securities Disclosure Documents, if any].]

                  [DESCRIPTION OF THE GOVERNMENT SECURITIES]


GENERAL

          [To be added.]

GOVERNMENT SECURITIES; RECENT DEVELOPMENTS


          [To be added.]


INTEREST DISTRIBUTIONS


          [To be added.]


PRINCIPAL DISTRIBUTIONS


          [To be added.]


[SERVICING] [TRUSTEE] COMPENSATION; ALLOCATION OF EXPENSES


          [To be added.]

                          [LEFT INTENTIONALLY BLANK]

         [DESCRIPTION OF THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES]


          [The table below sets forth certain characteristics of the Private Label Custody Receipt Securities. The table does not purport to be complete and is subject to, and qualified in its entirety by reference to [describe Private Label Custody Receipt Securities Disclosure Documents, if any].

                          [LEFT INTENTIONALLY BLANK]

         [DESCRIPTION OF THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES]

GENERAL


      [To be added.]


PRIVATE LABEL CUSTODY RECEIPT SECURITIES; RECENT DEVELOPMENTS


      [To be added.]

INTEREST DISTRIBUTIONS

      [To be added.]

PRINCIPAL DISTRIBUTIONS

      [To be added.]

[SERVICING] [TRUSTEE] COMPENSATION; ALLOCATION OF EXPENSES

      [To be added.]

                                 THE DEPOSITOR


          The Depositor is a special-purpose Delaware corporation organized for the purpose of issuing the Securities and other securities issued under the Registration Statement backed by receivables or underlying securities of various types and acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities. It is not expected that the Depositor will have any significant assets. The Depositor is an indirect, wholly owned finance subsidiary of Collateralized Mortgage Securities Corporation which is a wholly owned subsidiary of Credit Suisse First Boston Securities Corporation, which is a wholly owned subsidiary of Credit Suisse First Boston, Inc. Neither Credit Suisse First Boston Securities Corporation nor Credit Suisse First Boston, Inc. nor any of their affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Securities.

          The Depositor's principal executive office is located at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, and its telephone number is (212) 909-2000.


                                 THE INDENTURE

          The following summary describes the material terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture. Whenever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are thereby incorporated herein by reference. See "DESCRIPTION OF THE NOTES" herein for a summary of certain additional terms of the Indenture.

COLLECTION OF DISTRIBUTIONS ON CRB SECURITIES [AND GOVERNMENT SECURITIES] [AND PRIVATE LABEL CUSTODY RECEIPT SECURITIES]


          The CRB Securities [and the Government Securities] [and the Private Label Custody Receipt Securities ] will be assets of the Trust. All distributions on the CRB Securities [and the Government Securities][and the Private Label Custody Receipt Securities ] will be made directly to the Indenture Trustee. The obligation of the Indenture Trustee in making payments on the Notes is limited to distributions on the CRB Securities [and the Government Securities] [and the Private Label Custody Receipt Securities] [and payments in respect of the Ancillary Arrangements] which were actually received by it. However, if the Indenture Trustee has not received a distribution with respect to the CRB Securities [or the Government Securities] [or the Private Label Custody Receipt Securities ] by the [ ] Business Day after the date on which such distribution was due and payable pursuant to the terms of such CRB Securities [or the Government Securities], [or the Private Label Custody Receipt Securities ], the Indenture will require it to take such actions as are permissible pursuant to the related CRB Securities Agreement [or the [describe any rights under Government Securities] [or the [describe any rights under Private Label Custody Receipt Securities ], respectively] to ensure that the distribution will be made as promptly as possible and legally permitted, and to take such legal action as the Indenture Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Indenture Trustee in connection with the prosecution of any legal action will be reimbursable to the Indenture Trustee out of the proceeds of any such action and will be retained by the Indenture Trustee prior to the deposit of any remaining proceeds in the Collection Account pending distribution thereof to Noteholders. Payments on the Notes will be reduced by an aggregate amount equal to such fees and expenses in proportion to the payments of principal and interest that would have been otherwise made on the Notes on the Payment Date following the recovery of any such proceeds. In the event that the Indenture Trustee has reason to believe that the proceeds of any such legal action may not be sufficient to reimburse it for its projected legal fees and expenses, the Indenture Trustee will notify the Noteholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by the Noteholders.

REPORTS TO NOTEHOLDERS


          The Indenture Trustee will mail to each Noteholder, at such Noteholder's request, at its address listed on the Note Register maintained with the Indenture Trustee, a report stating (i) the amounts of principal and interest[, respectively, paid on each $1,000 in face amount of [each Class of] the Notes, (ii) the outstanding principal balance of [each Class of] the Notes and (iii) the outstanding balances of the [Group A] CRB Securities [[Group A] Government Securities] [[Group A Private Label Custody Receipt Securities ] [or the [Group B] CRB Securities [or [Group B] Government Securities][or [Group B] Private Label Custody Receipt Securities]]

          The Indenture Trustee shall forward by mail to each Noteholder the most current CRB Securities Distribution Date Statement (as defined in the Indenture) received by the Indenture Trustee as of the date of such request.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

          With respect to the Notes, an "Event of Default" under the Indenture will consist of: (i) a default for [_] days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of, or any installment of the principal of, any Note when the same becomes due and payable;
(iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of [_] days after notice thereof is given to the Trust by the Indenture Trustee, or to the Trust and the Indenture Trustee, by the holders of at least
[ %] in principal amount of the Notes then outstanding; (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least [ %] in principal amount of Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. The amount of principal required to be paid to Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay principal on [a Class of] the Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such Class of Notes.

          If there is an Event of Default with respect to a Note due to late payment or nonpayment of interest due on a Note, additional interest will accrue on such unpaid interest at the interest rate on the Note (to the extent lawful) until such interest is paid. Such additional interest on unpaid interest shall be due at the time such interest is paid. If there is an Event of Default due to late payment or nonpayment of principal on a Note, interest will continue to accrue on such principal at the interest rate on the Note until such principal is paid.

          If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or holders of [ %] in principal amount of each Class of Notes then outstanding may declare the principal of such Class of Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of [ %] in principal amount of the [applicable Class of ] Notes then outstanding.


          If the Notes are due and payable following an Event of Default with respect thereto, the Indenture Trustee may institute proceedings to collect amounts due or to foreclose on Trust property, exercise remedies as a secured party, sell the CRB Securities [and Government Securities] or elect to have the Trust maintain possession of the CRB Securities [and Government Securities][and Private Label Custody Receipt Securities] and continue to apply collections on the CRB Securities [and Government Securities] [and Private Label Custody Receipt Securities] as if there had been no declaration or acceleration. The Indenture Trustee is prohibited from selling the CRB Securities [and Government Securities] [and Private Label Custody Receipt Securities] following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any Note, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of CRB Securities [and Government Securities] [and Private Label Custody Receipt

Securities] would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of at least [%] of the aggregate outstanding amount of the Notes.

          If an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of [%] in principal amount of the Notes then outstanding may, in certain cases, waive any default in respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

          No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than [ %] in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for [_] days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during the [_]-day period by the holders of [ %] in principal amount of the Notes.

          In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

          With respect to the Trust, neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in the Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

CERTAIN COVENANTS

          The Indenture will provide that the Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of any agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trust has been advised that the ratings of the Securities then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation and
(v) the Trust has received an
opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any Noteholder or Certificateholder.

          The Trust will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Internal Revenue Code of 1986 as amended (the "Code") or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Trust,
(iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof.

          The Trust may not engage in any activity other than as specified under "The Trust" herein. The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture.

ANNUAL COMPLIANCE STATEMENT

          The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

          The Indenture Trustee will be required to mail each year to all Noteholders a report relating to any change in its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of any indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, any change in the property and funds physically held by the Indenture Trustee in its individual capacity, any change in the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported, but if no such changes have occurred then no report shall be required.

SATISFACTION AND DISCHARGE OF INDENTURE

          The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all Notes, or with certain limitations, upon deposit with the Indenture Trust of funds sufficient for the payment in full of all the Notes.

MODIFICATION OF INDENTURE

          With the consent of the holders of [%] in principal amount of the Notes, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner rights of the Noteholders.


          Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon, or the redemption price with respect thereto, or change any place of payment where or the coin or currency in which any Note or interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;
(iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, the Depositor or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the CRB Securities [or Government Securities][or Private Label Custody Receipt Securities] if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;
(vi) decrease the percentage of the aggregate principal amount of Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

          The Trust and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders; provided that such action will not materially and adversely affect the interest of any Noteholder.

VOTING RIGHTS

          At all times, the voting rights of Noteholders under the Indenture will be allocated among the Notes pro rata in accordance with their outstanding principal balances.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE DEPOSITOR

          Neither the Depositor, the Indenture Trustee nor any director, officer or employee of the Depositor or the Indenture Trustee will be under any liability to the Trust or the related Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture.


          Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture [or] the CRB Securities [or the Government Securities][or the Private Label Custody Receipt Securities] other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. Any such indemnification by the Trust will reduce the amount distributable to the Noteholders.

          All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under each Indenture.

                              THE TRUST AGREEMENT

          The following summary describes the material terms of the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement. Whenever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference. See "DESCRIPTION OF THE CERTIFICATES" herein for a summary of certain additional terms of the Trust Agreement.


COLLECTION OF DISTRIBUTIONS ON CRB SECURITIES [AND THE GOVERNMENT SECURITIES] [AND THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES]


          The CRB Securities [and Government Securities] [and Private Label Custody Receipt Securities] will be assets of the Trust. All distributions thereon will be made directly to the Owner Trustee. Pursuant to the Administration Agreement, distributions on the Certificates will be made to Certificateholders by the Administrator acting on behalf of the Owner Trustee.

EXERCISE OF REMEDIES


          The Trust Agreement provides that until all the Notes have been paid in full, the Owner Trustee will take all actions to collect any distributions due on the CRB Securities [and Government Securities] [and Private Label Custody Receipt Securities] or to exercise remedies pursuant to the Indenture.

REPORTS TO CERTIFICATEHOLDERS

          The Owner Trustee will mail to each Certificateholder, at such Certificateholder's request, at its address listed on the Certificate Register maintained with the Owner Trustee, a report stating

(i) the amounts of principaland interest, respectively, distributed on each $1,000 in face amount of Certificates and (ii) the outstanding balances of the CRB Securities [and Government Securities][and Private Label Custody Receipt Securities].


          The Owner Trustee shall forward by mail to each Certificateholder the most current CRB Securities Distribution Date Statement (as defined in the Trust Agreement) [and Government Securities Distribution Date Statement (as defined in the Trust Agreement)] [and Private Label Custody Receipt Securities Distribution Date Statement (as defined in the Trust Agreement)] received by the Owner Trustee as of the date of such request.

AMENDMENT


          The Trust Agreement may be amended by the Depositor and the Owner Trustee, without consent of the Noteholders or Certificateholders, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that such action will not, as evidenced by an opinion of counsel satisfactory to the Owner Trustee, adversely affect in any material respect the interests of any Noteholders or Certificateholders.
The Trust Agreement may also be amended by the Depositor and the Owner Trustee with the consent of the holders of Notes evidencing at least [ %] in principal amount of then outstanding Notes and Certificateholders owning Voting Interests (as herein defined) aggregating not less than [ %] of the aggregate Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of the Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or delay the timing of, collections of payments on the CRB Securities [and Government Securities] [and Private Label Custody Receipt Securities] or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or the Voting Interests of Certificates which are required to consent to any such amendment, without the consent of all the outstanding Notes or Certificates, as the case may be.

INSOLVENCY EVENT

          "Insolvency Event" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.


          If an Insolvency Event occurs with respect to the Depositor, the CRB Securities[and Government Securities] [and Private Label Custody Receipt Securities] will be liquidated and the Trust will be terminated. Upon termination of the Trust, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Collection Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the CRB Securities [and Government Securities] [and Private Label Custody Receipt Securities] will be treated as collections on the CRB Securities [and

Government Securities] [and Private Label Custody Receipt Securities ] and deposited in the Collection Account. If the proceeds from the liquidation of the [Group A] CRB Securities [or] the [Group B] CRB Securities [or the [Group B] Government Securities] [or the [Group B] Private Label Custody Receipt Securities ] and any respective amounts on deposit in the Collection Account are not sufficient to pay the [Class A] Notes [or [Class B] Notes, respectively,] and the Certificates in full, the amount of principal returned to the respective Noteholders and Certificateholders will be reduced and some or all of the Noteholders and Certificateholders will incur a loss.

          The Trust Agreement will provide that the Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the Trust without the unanimous prior approval of all Certificateholders (including the Depositor) of the Trust and the delivery to the Owner Trustee by each Certificateholder (including the Depositor) of a certificate certifying that the Certificateholder reasonably believes that the Trust is insolvent.

LIABILITY OF THE DEPOSITOR

          Under the Trust Agreement, the Depositor will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor with respect to the Trust) arising out of or based on the arrangement created by the Trust Agreement.

VOTING INTERESTS

          As of any date, the aggregate principal balance of all Certificates outstanding will constitute the voting interest of the Issuer (the "Voting Interests"), except that, for purposes of determining Voting Interests, Certificates owned by the Issuer or its affiliates (other than the Depositor) will be disregarded and deemed not to be outstanding; and except that, in determining whether the Owner Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Owner Trustee knows to be so owned will be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Owner Trustee the pledgor's right so to act with respect to such Certificates and that the pledgee is not the Issuer or its affiliates.

CERTAIN MATTERS REGARDING THE OWNER TRUSTEE AND THE DEPOSITOR

          Neither the Depositor, the Owner Trustee, nor any director, officer or employee of the Depositor or the Owner Trustee will be under any liability to the Trust or the related Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement.

          Subject to certain limitations set forth in the Trust Agreement, the Owner Trustee and any director, officer, employee or agent of the Owner Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Trust Agreement [or] the CRB Securities [or the Government Securities] [or the Private Label Custody Receipt Securities ] other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under such Trust Agreement or by reason of reckless disregard of its obligations and duties under the Trust Agreement. Any such indemnification by the Trust will reduce the amount distributable to the Certificateholders.

          All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under each Trust Agreement.

                          [ADMINISTRATION AGREEMENT]

          [The [Indenture Trustee], in its capacity as Administrator, will enter into the Administration Agreement with the Trust and the Owner Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide notices and perform other administrative obligations required by the Indenture and the Trust Agreement.]

                             THE INDENTURE TRUSTEE

          [Insert Indenture Trustee name] is the Indenture Trustee under the Indenture. The mailing address of the Indenture Trustee is [insert Indenture Trustee address].

                               THE OWNER TRUSTEE

          [Insert Owner Trustee name] is the Owner Trustee under the Trust Agreement. The mailing address of the Owner Trustee is [insert Owner Trustee address].

                                USE OF PROCEEDS


          [The net proceeds from the sale of the Certificates and the Notes will be applied by the Depositor on the Closing Date towards the purchase price of the CRB Securities [and Government Securities] [and Private Label Custody Receipt Securities ], the payment of expenses related to such purchase and other
corporate purposes.]  [The Depositor will transfer approximately [   %] of the
net proceeds from the sale of the Securities to the Trust to fund the purchase price to the Trust of the CRB Securities [and Government Securities] [and Private Label Custody Receipt Securities] and the payment of expenses related to such purchase.]

                  [CERTAIN FEDERAL INCOME TAX CONSIDERATIONS]

          [Additional tax disclosure to be added, if necessary.]

                             ERISA CONSIDERATIONS

          [State whether the Notes may be classified as indebtedness without substantial equity features for ERISA purposes.]

                        LEGAL INVESTMENT CONSIDERATIONS

          The appropriate characterization of the Securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Securities, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Securities will constitute legal investments for them.

          The Depositor makes no representation as to the proper characterization of the Securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities) may adversely affect the liquidity of the Securities.

                                 UNDERWRITING


          Subject to the terms and conditions set forth in the respective underwriting agreements, relating to the Notes and the Certificates (the "Underwriting Agreements"), the Depositor has agreed to cause the Trust to sell to Credit Suisse First Boston Corporation (the "Underwriter"), and the Underwriter has agreed to purchase, all of the Securities.

          The underwriter proposes to offer the Securities to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a concession of [ %] per [Class A] Note, [[ %] per [Class B] Note] [and [ %] per Certificate]; and, the Underwriter and such dealers may allow a discount of [ %] per [Class A] Note,] [ %] per [Class B] Note] [and [ %] per Certificate on sales to certain other dealers; and after the initial public offering of the Securities, such public offering prices and the concessions and discounts to dealers may be changed by the Underwriter.

          The Underwriting Agreements provide that the Depositor will indemnify the Underwriter against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.

          The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriter.

          The closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes, and the closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates.

          Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and the Prospectus.

          If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sale.


                                 LEGAL MATTERS

          Certain legal matters will be passed upon by Sidley & Austin, New York, New York.

                                    RATING

          It is a condition to issuance that each Class of the Notes be rated [in the highest rating category by a Rating Agency]. It is a condition to issuance that the Certificates be rated [in one of the [three] highest rating categories by a Rating Agency].


          A securities rating addresses the likelihood of the receipt by Certificateholders and Noteholders of distributions on the CRB Securities [and the Government Securities][and the Private Label Custody Receipt Securities]. The rating takes into consideration the characteristics of the CRB Securities [and the Government Securities] [and the Private Label Custody Receipt Securities ] and the structural, legal and tax aspects associated with the Certificates and Notes. The ratings on the Securities do not, however, constitute statements regarding the possibility that Certificateholders or Noteholders might realize a lower than anticipated yield.

          A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                            INDEX OF DEFINED TERMS


Accounts.................................................................................    S-2
Administration Agreement.................................................................   S-22
Administrator............................................................................   S-22
Agreements...............................................................................    S-2
Ancillary Arrangements...................................................................   S-13
Book-Entry Certificates..................................................................   S-11
Book-Entry Notes.........................................................................    S-8
Business Day.............................................................................    S-7
Cede.....................................................................................    S-8
CEDEL....................................................................................    S-8
Certificates.............................................................................    S-1
Citibank.................................................................................    S-8
[Class A] Note Interest Rate.............................................................    S-5
[Class A] Note Percentage................................................................    S-6
[Class A] Notes..........................................................................    S-1
[Class B] Note Interest Rate.............................................................    S-5
[Class B] Note Percentage................................................................    S-7
[Class B] Notes..........................................................................    S-1
[Class C] Certificate Interest Rate......................................................   S-10
[Class C] Certificates...................................................................    S-2
Closing Date.............................................................................    S-6
Code.....................................................................................   S-34
Collection Account.......................................................................   S-21
CRB Securities...........................................................................    S-2
CRB Securities Amortization Event........................................................   S-28
CRB Securities Certificate Rate..........................................................   S-28
CRB Securities Controlled Amortization Period............................................   S-28
CRB Securities Distribution Date.........................................................   S-19
CRB Securities Expected Final Payment Date...............................................   S-28
CRB Securities Servicer..................................................................   S-30
CRB Securities Servicing Fee.............................................................   S-30
Definitive Certificates..................................................................   S-12
Definitive Notes.........................................................................    S-8
Depositor................................................................................    S-1
DTC......................................................................................    S-8
Euroclear................................................................................    S-8
European Depositaries....................................................................    S-8
Event of Default.........................................................................   S-32
Federal Tax Counsel......................................................................   S-15
Finance Charge Receivables...............................................................   S-29
GOVERNMENT SECURITIES....................................................................    S-2
[Group A] Certificate Percentage.........................................................   S-10

[Group A] CRB Securities.................................................................   S-27
[Group B] Certificate Percentage.........................................................   S-10
[Group B] CRB Securities.................................................................   S-27
Indenture................................................................................    S-1
Indenture Trustee........................................................................    S-1
Insolvency Event.........................................................................   S-37
Interest Accrual Period..................................................................    S-6
Issuer...................................................................................    S-4
Moody's..................................................................................   S-17
Morgan...................................................................................    S-8
Noteholders..............................................................................    S-4
Notes....................................................................................   S-10
Owner Trustee............................................................................    S-1
Payment Date.............................................................................    S-2
Principal Receivables....................................................................   S-29
PRIVATE LABEL CUSTODY RECEIPt SECURIITES.................................................    S-2
Prospectus...............................................................................    S-1
Rating Agency............................................................................   S-17
Receivables..............................................................................    S-2
Record Date..............................................................................   S-11
Reuters LIBOR............................................................................   S-28
S&P......................................................................................   S-17
Securities...............................................................................    S-1
Seller...................................................................................   S-27
Seller's Interest........................................................................   S-27
Seller's Percentage......................................................................   S-27
Telerate LIBOR...........................................................................   S-28
Trust....................................................................................    S-1
Trust Agreement..........................................................................    S-1
Underwriter..............................................................................    S-1
Voting Interests.........................................................................   S-38

                                  APPENDIX A

                               TABLE OF CONTENTS

          This Appendix A contains excepts from each prospectus pursuant to which the CRB Securities were offered and sold.

          Capitalized terms used in the excerpts included in this Appendix A have the meanings defined either within the text of such excerpt or within the related prospectus. Such terms are not applicable to any other section of this Prospectus Supplement or Prospectus unless such terms are defined as such in the Prospectus Supplement or the Prospectus. Complete copies of the prospectus relating to a particular series of CRB Securities may be obtained upon request from the Depositor.



          [ADD APPENDIX FOR GS AND PLCRS -- NEED TO EXPLAIN]

================================================================================

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR 40 CREDIT SUISSE FIRST BOSTON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                       ________________________________

                               TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----
                              PROSPECTUS SUPPLEMENT
Summary........ ........................................................   S-4
Risk Factors............................................................  S-18
The Trust...............................................................  S-19
Description of the Notes................................................  S-19
Description of the Certificates.........................................  S-23
Description of the CRB Securities.......................................  S-25
[Description of the Government Securities...............................  S-32]
[DESCRIPTION OF THE PRIVATE LABEL CUSTODY RECEIPT SECURITIES............  S-32]
The Depositor...........................................................  S-33
The Indenture...........................................................  S-33
The Trust Agreement.....................................................  S-40
[Agreement Agreement]...................................................  S-43
The Indenture Trustee...................................................  S-43
The Owner Trustee.......................................................  S-43
Use of Proceeds.........................................................  S-43
ERISA Considerations....................................................  S-43
[Certain Federal Income Tax Considerations..............................  S-43]
Legal Investment Considerations.........................................  S-43
Underwriting............................................................  S-44
Legal Matters...........................................................  S-45
Rating..................................................................  S-45
Index of Defined Terms..................................................  S-46

                                   PROSPECTUS

Prospectus Supplement....................................................    3
Reports to Securityholders...............................................    3
Available Information....................................................    3
Incorporation of Certain Documents by Reference..........................    3
Summary of Terms.........................................................    5
Rick Factors.............................................................   33
The Trusts...............................................................   41
Trust Assets.............................................................   41
Series Enhancement.......................................................   46
Servicing of Receivables.................................................   50
Description of the Notes.................................................   54
Description of the Certificates..........................................   60
Certain Information Regarding the Securities.............................   70
Description of the Trust Agreements or Pooling and Servicing Agreements..   75
Certain Legal Aspects of the Receivables.................................   83
The Depositor............................................................   87
Use of Proceeds..........................................................   88
Certain Federal Income Tax Consequences..................................   88
Certain State and Local Tax Considerations...............................  119
ERISA Considerations.....................................................  121
Plan of Distribution.....................................................  125
Legal Matters............................................................  126
Index of Defined Terms...................................................  127
Annex I.................................................................. AI-1


Until [_] days after the date of this Prospectus Supplement, all dealers effecting transactions in the Securities described in this Prospectus Supplement, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================


                                 $[          ]


                                   CSFB CARD
                              RECEIVABLES TRUSTS



                        $[      ] [ %] [Floating Rate]
                       [Adjustable Rate] [Variable Rate]
                         Asset Backed Notes, [Class A]

                        $[      ] [ %] [Floating Rate]
                       [Adjustable Rate] [Variable Rate]
                         Asset Backed Notes, [Class B]


                        $[      ] [ %] [Floating Rate]
                       [Adjustable Rate][Variable Rate]
                     Asset Backed Certificates, [Class C]



                      Asset Backed Securities Corporation
                                  (Depositor)


                               _________________

                             PROSPECTUS SUPPLEMENT
                                [    ], 199[ ]
                              ___________________



                          CREDIT SUISSE FIRST BOSTON


================================================================================